UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Nuveen Preferred and Income 2022 Term Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

We’ve been trying to reach you regarding your investment in the Nuveen Preferred & Income 2022 Term Fund. You may have received several letters and phone calls urging shareholders to cast their vote to approve an Amendment to the Fund’s Declaration of Trust.

The shareholder meeting has been adjourned to January 19, 2022, at 2:00 p.m. Central Time to allow shareholders more time to vote. The Board is recommending a vote in favor on the proposal, which is described in detail in the proxy statement.

Regardless of how many shares you own, your vote is important. It’s imperative that the Board hears from all shareholders and that your shares are represented regarding this very important business matter. If shareholders of the Fund do not approve the Shareholder Proposal, the Restructuring will not take effect, the Fund will not conduct a Tender Offer and the Fund will proceed to terminate on its scheduled termination date, unless the Board extends the term of the Fund for up to six months in accordance with the charter documents of the Fund.

Attached is the proxy statement and information about the upcoming shareholder meeting. Please take a moment to review this material and if you have any questions, or are ready to cast your vote, please call toll-free 1-866-905-8147 and provide reference number <<GS Number>>. We are available from 9:00am until 11:00pm Eastern Time weekdays and from 12:00pm to 6:00pm Eastern Time on Saturday.

Best regards,

<<Supervisor>>

<<GS Number>>

Computershare

1-866-905-8147

211 Quality Circle, Ste. 210

College Station, TX 77845

www.cfs.computershare.com

| CERTAINTY | INGENUITY | ADVANTAGE

If you do not wish to receive any further commercial email, please reply to this email with ‘UNSUBSCRIBE’, or write to:

Computershare

211 Quality Circle, Ste. 210

College Station, TX 77845

Nuveen Preferred and Income 2022 Term Fund (JPT)

When you cast your vote all communication on this matter will cease. It will only take a few moments to vote.

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund, which was considered at a Special Meeting of Shareholders of the fund on December 17, 2021, at 2:00 p.m. Central Time. The Special Meeting has been adjourned to allow shareholders more time to vote. The Special Meeting will reconvene on January 19, 2022, at 2:00 p.m. Central Time. In light of the public health concerns regarding the coronavirus outbreak (COVID-19), the Special Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

If shareholders of the Fund do not approve the Shareholder Proposal, the Restructuring will not take effect, the Fund will not conduct a Tender Offer and the Fund will proceed to terminate on its scheduled termination date, unless the Board extends the term of the Fund for up to six months in accordance with the charter documents of the Fund.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor, toll free at 1- 866-905-8147.

View or download the Proxy Statement:

https://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.